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                                 EXHIBIT 11-1
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                                                                    EXHIBIT 11-1

                         CARL KARCHER ENTERPRISES, INC.

                         COMPUTATION OF EARNINGS PER SHARE*

                                                          FISCAL YEAR ENDED JANUARY 31,
                                               ---------------------------------------------------
                                                1994      1993          1992      1991      1990
                                               -------   -------       -------   -------   -------
                                               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY EARNINGS PER SHARE:
Net income (loss)............................  $ 3,665   $(5,507)      $13,038   $13,036   $ 5,551
                                               -------   -------       -------   -------   -------
                                               -------   -------       -------   -------   -------
Weighted average shares outstanding:
  Common stock outstanding from
     beginning of year.......................   18,091    17,918        18,017    17,917    17,754
  Pro-rata shares:
     Exercise of stock options...............      124       116            90        21       121
     Repurchase and retirement of shares.....      (28)       --          (208)       --        --
  Dilutive effect of outstanding stock
     options.................................       66       294(1)        293       229       906
                                               -------   -------       -------   -------   -------
                                                18,253    18,328        18,192    18,167    18,781
                                               -------   -------       -------   -------   -------
                                               -------   -------       -------   -------   -------
Primary earnings (loss) per share............     $.20     $(.30)(1)      $.72      $.72      $.30
                                               -------   -------       -------   -------   -------
                                               -------   -------       -------   -------   -------

                                                        FISCAL YEAR ENDED JANUARY 31,
                                            ------------------------------------------------------
                                             1994       1993          1992       1991       1990
                                            -------    -------       -------    -------    -------
                                                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
FULLY DILUTED EARNINGS PER SHARE:
Net income (loss).........................  $ 3,665    $(5,507)      $13,038    $13,036    $ 5,551
                                            -------    -------       -------    -------    -------
                                            -------    -------       -------    -------    -------
Weighted average shares outstanding:
  Common stock outstanding from beginning
     of year..............................   18,091     17,918        18,017     17,917     17,754
  Pro-rata shares:
     Exercise of stock options............      124        116            90         21        121
     Repurchase and retirement of
       shares.............................      (28)        --          (208)        --         --
  Dilutive effect of outstanding stock
     options..............................      380        334(1)        309        229        933
                                            -------    -------       -------    -------    -------
                                             18,567     18,368        18,208     18,167     18,808
                                            -------    -------       -------    -------    -------
                                            -------    -------       -------    -------    -------
  Fully diluted earnings (loss) per
     share................................     $.20      $(.30)(1)      $.72       $.72       $.30
                                            -------    -------       -------    -------    -------
                                            -------    -------       -------    -------    -------

- - ------------------

 * Per share data have been adjusted for a two-for-one stock split effective July 14, 1989.

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an antidilutive effect.